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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into as of the first day of February 1, 2001, by and between ZENASCENT, INC., a Delaware corporation maintaining its principal offices at 1 World Trade Center, Suite 7967, New York, New York 10048 (the "Company") and ADAM GOLDBERG ("Employee"), an individual residing at 330 16th Street, Brooklyn, New York, 11215.

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Employee as President and Employee desires to gain employment as President of the Company; and

         WHEREAS, Employee is willing to accept such employment, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

         1. EMPLOYMENT OF EMPLOYEE AND SERVICES TO BE RENDERED. The Company hereby engages Employee as President and Employee agrees that he shall perform such duties as are customarily rendered by such an employee, as well as such duties described in Section 3 below.

         2. TERM. The Company hereby engages Employee, and Employee hereby accepts the engagement described hereunder, for a period from the date hereof to the first anniversary of the date hereof, subject to prior termination by mutual agreement of the parties hereto or hereinafter provided.

         3. POSITION AND DUTIES. Employee shall serve as the Company's President on a full-time basis. In connection with his responsibilities as President, Employee shall oversee all day-to-day operations of the Vice President of the Company. In connection with these duties, Employee shall report directly to the Company's Board of Directors. Employee shall also have such powers and duties as may from time to time be prescribed by the Board of Directors or bylaws of the Company.

         4. COMPENSATION.

              4.1 Salary. For Employee's services hereunder, the Company shall:

                   (i) pay the Employee one thousand dollars ($1,000) per month, payable on the first day following each month of employment; and

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                   (ii) upon completion of this Agreement, grant and deliver to the Employee an option (an "Option") to purchase from the Company thirty thousand (30,000) shares of the Company's Common Stock, $0.01 par value per share (the "Shares") exercisable at a price equal to the closing bid price of the Company's shares of Common Stock (as reported by Bloomberg Financial Markets on the OTC Bulletin Board or such other United States stock exchange or public trading market which is at the time the principal exchange for trading of the Common Stock) on the date of grant. The Options shall be issued pursuant to the terms and conditions of the 1998 Incentive and Non-Qualified Stock Option Plan ("Plan") which is incorporated in this Option as though set forth in full, and shall be subject to the terms set forth in
                        Section 5 hereto.

              4.2 Discretionary Bonus. From time to time during the Term, the Company may pay to the Employee additional compensation in an amount determined by the sole discretion of the board of directors.

              4.4 401(k) Plan. Employee shall be entitled to participate in any 401(k) program that the Company may institute during the term specified in
Section 2, herein.

         5. OPTION RIGHTS.

              5.1 Number and Price. The number and price of the Shares subject to the Option shall be the number and price set forth in Section 4.1(ii) hereto, subject to any adjustments which may be made pursuant to Section 5.9 below.

              5.2 Duration. Subject to the terms and conditions set forth herein, each Option may be exercised to purchase the Shares covered by that Option on or before the fifth anniversary of the date of grant of such Option (the "Expiration Date"). Each Option shall terminate and no Shares may be purchased after its respective Expiration Date.

              5.3 THIS SECTION INTENTIONALLY OMITTED

              5.4 Exercise Procedure. Subject to the terms and conditions set forth herein, the Options are exercisable by a written notice signed by the Employee and delivered to the Company at its executive offices, signifying the Employee's election to exercise an Option. The notice must state the number of Shares as to which the Employee's Option is being exercised, must contain a statement by the Employee (in a form acceptable to the Company) that such Shares are being acquired by the Employee for investment and not with a view to their distribution or resale (unless a Registration Statement covering the Shares has been declared effective by the Securities and Exchange Commission) and must be accompanied by the full purchase price of the Shares being purchased. Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges.

              If notice of the exercise of an Option is given by the person or persons other than the Employee, the Company may require, as a condition to the exercise of the Option, the submission to the Company of appropriate proof of the right of such person or person to exercise the Option.

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              Certificate for Shares so purchased will be issued as soon as practicable and shall bear a restrictive legend stating that the Shares have not been registered under the Securities Act of 1933, that the shares have been acquired for investment purposes and not with a view to distribution or resale, and that the Shares may not be sold, assigned, pledged, hypothecated, or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel satisfactory to the Company to the effect that registration is not required under such laws. The Company, however, shall not be required to issue or deliver a certificate for any Shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Company's Stock may then be listed and all applicable state laws in connection with the issuance or sale of such Shares or the listing of such Shares on such exchange. Until the issuance of the certificate for such Shares, the Employee or such other person as may be entitled to exercise the Option, shall have none of the rights of a stockholder with respect to Shares subject to the Option.

              5.5 Delivery of Certificates. As soon as practicable after the Company receives payment for the Shares, it shall deliver a certificate or certificates representing the Shares so purchased to the Employee.

              5.6 Transferability. The Option is personal to the Employee and during the Employee's lifetime may be exercised only by the Employee. The Option shall not be transferable other than by will or the laws of descent and distribution.

              5.7 Expiration. In the event that an option holder ceases to be an employee of the Company or of any subsidiary for any reason other than permanent disability (as determined by the Board of Directors) or death, the Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the Employee ceased to be so employed, but in no event after the Expiration Date. In the event of the death of Employee during this three month period, the Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the Employee could have exercised the Option if he or she had not died, for the three months from the date of death, but in no event after the Expiration Date.

              5.8 Employment Rights. The Option does not confer on the Employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to determine the terms of the Employee's employment.

              5.9 Change in Corporate Structure. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Stock of the Company, the Board shall make such adjustments, if any, as it deems appropriate in the number and kind of shares covered by the Option, or in the Option price, or both. Notwithstanding any provision to the contrary, the Committee or the Board may cancel, amend, alter or supplement any term or provision of the Option to avoid any penalty provisions of the Code.

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              5.10 Compliance with Legal Requirements. The Option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing or qualification of the Shares covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of the Option or the purchase of the Shares, the Option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Board may require that the person exercising the Option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

              5.11 Incentive Stock Option Treatment. The Option is intended to qualify for "incentive stock option" treatment under the provisions of Section 422A of the Internal Revenue Code of 1954, as amended. HOWEVER, THE EMPLOYEE IS URGED TO CONSULT WITH HIS OR HER INDIVIDUAL TAX ADVISOR PRIOR TO EXERCISING AN OPTION SINCE THE EXERCISE OF THE OPTION MAY RESULT IN ADVERSE TAX CONSEQUENCES INCLUDING THE PAYMENT OF ADDITIONAL FEDERAL AND/OR STATE INCOME TAXES.

         6. INSURANCE.

              6.1 Key Man Insurance. The Company shall have the right to apply for and take out, in the Company's own name or otherwise, at the Company's expense, life, health, accident, or other insurance covering Employee, in any amount the Company deems necessary to protect the Company's interest hereunder, and Employee shall have no right, title or interest in or to any such insurance. Employee shall assist the Company in obtaining such insurance by submitting to usual and customary medical and other examinations and by signing such applications, statements and other instruments as may be reasonably required by any insurance company.

         7. BUSINESS EXPENSES. During the Term, Employee shall be entitled to receive reimbursement for all reasonable business expenses incurred by him (in accordance with the policies and procedures from time to time adopted by the Board of Directors of the Company for its senior executives and consultants) in performing services hereunder, provided that Employee properly accounts therefore in accordance with such policy and procedures and such expenses have been specifically approved in advance. Moreover, Employee expressly acknowledges and agrees that prior verbal approval must be obtained from the President of the Company by Employee for expense greater than one hundred dollars ($100), and prior written approval for expenses greater than three hundred dollars ($300).

         8. CONFIDENTIALITY. Employee recognizes and acknowledges that the Company's customer lists, proposals and other work product are confidential and are the property of the Company. Employee further recognizes and acknowledges that in order to enable the Company to perform services for its clients, those clients may furnish to the Company confidential information concerning their business affairs, property, methods of operation or other data; that the goodwill

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afforded to the Company depends upon, among other things, the Company and its employees keeping such services and information confidential. All of these materials and information including that relating to the Company's work product and the Company's clients, will be referred to below as "Proprietary Information."

         9. NON-DISCLOSURE. Employee agrees that, except as directed by the Company, and in the ordinary course of the Company's business, Employee will not at any time, whether during or after Employee's employment with the Company, disclose to any person or use, directly or indirectly, for Employee's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or is derived from Proprietary Information, whether prepared by Employee or otherwise coming into Employee's possession or control. Employee agrees that the provisions of this paragraph shall survive the termination of this Agreement and Employee's employment by the Company.

         10. POSSESSION. Employee agrees that upon request by the Company, and in any event upon termination of Employee's employment, Employee shall then over to the Company all documents, papers or other material in Employee's possession or under Employee's control which may contain or be derived from Proprietary Information, together with all documents, notes or Employee's work products which are connected with or derived from Employee's services to the Company shall be either returned to the Company.

         11. OWNERSHIP. Employee hereby assigns and agrees to assign to the Company or its subsidiaries or affiliates, as appropriate, its successors, assigns or nominees, Employee's entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which Employee has made or conceived, or may make or conceive, either solely or jointly with others, while providing services to the Company, or with the use of the time, material or facilities of the Company or relating to any actual or anticipated business, research, development, product, service or activity of the Company known to Employee while employed at the Company, or suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of the Company, whether or not such work was performed prior to the date of this Agreement.

         12. NON-COMPETITION. Employee agrees that because of the confidential and sensitive nature of the Proprietary Information and because the use of, or even the appearance of the use of, the Proprietary Information in certain circumstances may cause irreparable damage to the Company and its reputation, or to clients of the Company, Employee shall not, until the expiration of one (1) year after the date on which Employee's employment with the Company terminates for any reason, engage, directly or indirectly, or through any corporation or associates in any business, enterprise or employment which directly solicits business, performs services or delivers goods that are competitive to those of the Company to any customer or prospect of the Company. The Company and Employee agree that this covenant is fair and reasonable; however, in the even that a court should decline to enforce these provisions, Employee and the Company agree that the provisions should be modified to restrict Employee's competition with the Company to the maximum extent enforceable, but in no event will the covenants be interpreted as more restrictive to Employee.

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         13. INJUNCTIVE RELIEF. Employee acknowledges that disclosure of any
Proprietary Information by Employee par breach by Employee of any of the covenants not to compete will give rise to irreparable injury to the Company, or clients of the Company. Employee also agrees that this injury to the Company, or clients of the Company, would be inadequately compensated in money damages alone. Accordingly, the Company or, where appropriate the client of the Company, may seek and obtain injunctive relief against the breach, or threatened breach, of the disclosure of any Proprietary Information by Employee, or breach by Employee of any of the covenants not to compete, in addition to any other legal remedies which may be available. The Company further acknowledges that the enforcement of a remedy hereunder by way of injunction would not prevent Employee from earning a reasonable livelihood since Employee's experience and capabilities would be such that in the event that Employee's employment with the Company terminates for any reason, Employee will be able to obtain employment in business activities which are not restricted by this Agreement.

         14. NON-COMPETITION.

              14.1 Definitions. For the purpose of this Section 14 and Section 15 hereof, the following terms shall have the meanings ascribed to them below:

                        (a) "Covenant Term" shall mean a period beginning on the date hereof and ending on the date which is two years after the date on which this Agreement, or Employee's engagement hereunder, is terminated.

                        (b) "Covenant Territory" shall mean the United States of America and its properties.

                        (c) "Business of the Company" shall mean the development of information technology products or services designed for use in a medical context.

              14.2 Covenant. During the Covenant Term, Employee shall not, without the prior written consent of the Company, directly or indirectly, (a) own (except that Employee may own not more than one percent (1%) of the equity securities or securities convertible into equity securities of any corporation or other entity the securities of which are traded on a national stock exchange or listed on the National Association of Securities Dealers Automated Quotation System), manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a promoter, joint venturer, agent, director, officer, Employee, partner, consultant or otherwise with, any profit or non-profit, business or organization which directly or indirectly, engages in the Business of the Company in the Covenant Territory or which otherwise, directly or indirectly, competes with the Business of the Company in the Covenant Territory.

              14.3 Interpretation of Unenforceable Provision. The parties intend for the provisions of this Section 14 to be construed, interpreted, and enforced to the maximum extent permitted by

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law. The parties acknowledge and agree that they have both participated in the preparation of this Agreement and it shall not be construed or interpreted against either party on the basis that it was prepared by such party. In the event that any provision of this Section 14, or part thereof, shall be determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, such provision shall be revised and/or interpreted to make it enforceable to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         15. NON-SOLICITATION. Employee agrees that during the Covenant Term, he will not, directly or indirectly, (a) induce any customer of the Company or its successors to patronize any business similar to the Business of the Company; (b) request or advise any customer (including, without limitation, distributors) or supplier of the Company or its successors to withdraw, curtail or cancel such customer's or supplier's business with the Company or its successors; (c) except in the ordinary course of business, disclose to any other person or corporation the name or addresses of any of the customers of the Company or its successors; or (d) induce or encourage any Employee to terminate his relationship with the Company.

         16. TERMINATION.

              16.1 Death. In the event of Employee's death ("Death") during the term of his employment, any options granted to Employee which have not, by the terms of the options, vested shall be deemed to have vested as of the date of his death and shall thereafter be exercisable by Employee's beneficiary or estate for the maximum period of time allowed for exercise thereof under the terms of the option.

              16.2 Disability.

                   (a) In the event Employee, by reason of physical or mental incapacity, shall be disabled ("Disability") for a period of at least six (6) consecutive months, the Company shall have the option at any time thereafter to terminate Employee's employment hereunder for disability. Such termination will be effective thirty
                        (30) days after the Board gives written notice of such termination to Employee, unless Employee shall have returned to the performance of his duties prior to the effective date of the notice. All obligations of the Company hereunder shall cease upon the effectiveness of such termination, provided that such termination shall not affect or impair any rights Employee may have under any policy of long-term disability insurance or benefits then maintained on his behalf by the Company. Any options granted to the Employee which have not, by the terms of the options, vested shall be deemed to have vested at the termination and shall thereafter be exercisable by the Employee, his beneficiary, conservator or estate, as applicable, for the maximum period of time allowed for exercise thereof under the terms of the option.

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                   (b)  "Incapacity" as used herein shall mean the inability of the Employee due to physical or mental illness, injury or disease substantially to perform his normal duties as Vice President. Employee's salary as provided for hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Employee's employment is terminated for disability.

              16.2 By The Company For Cause.

                   (a) The Company shall have the right, before the expiration of the term of this Agreement, to terminate this Agreement and to discharge Employee for cause (hereinafter "Cause"), and all compensation, including unvested equity, to Employee shall cease to accrue upon discharge of Employee for Cause. For the purposes of this Agreement, the term "Cause" shall mean (i) Employee's conviction of a felony; (ii) the alcoholism or drug addiction of Employee; (iii) gross negligence or willful misconduct of Employee in connection with his duties hereunder; (iv) the determination by any regulatory or judicial authority (including any securities self-regulatory organization) that Employee directly violated, before or after the date hereof, any federal or state securities law, any rule or regulation adopted hereunder; or (v) the continued and willful failure by Employee to substantially and materially perform his material duties hereunder.

                   (b) If the Company elects to terminate Employee employment for Cause under Section 16.2(a) above, such termination shall be effective fifteen (15) days after the Company gives written notice of such termination to Employee. In the event of a termination of Employee's employment for Cause in accordance with the provisions of Section 16.2(a), the Company shall have no further obligation to the Employee, except for the payment of all compensation and other vested benefits which have accrued through the date of such termination and not paid and any other benefits to which he or his dependents may be entitled by law.

              16.3 By Employee for Reason. Employee shall have the right to terminate his employment at any time for "good reason" (herein designated and referred to as "Reason"). The term Reason shall mean (i) the failure to elect or appoint, or re-elect or re-appoint Employee to, or removal or improperly attempted removal of Employee from, his positions as Vice President or superior positions with the Company, except in connection with the proper termination of Employee's employment by reason of Cause, Death or Disability; (ii) a reduction in Employee's overall compensation other than his discretionary bonus under
Section 4.2 above or an adverse

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change in the nature or scope of the authorities, powers, functions or duties normally attached to the Employee's position with the Company; (iii) the Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same.

              16.4 Severance.

                   (a) In the event Employee's employment hereunder shall be terminated by the Employee for Reason or by the Company for other than Cause, Death or Disability: (1) the Employee shall thereupon receive as severance pay in a lump sum the amount of salary and bonuses which the Employee would have received for the remaining term of this Agreement had there been no termination, provided however, that in no event shall such lump sum payment be less than one year's salary and bonus; and (2) the Employee's (and his dependents') participation in any and all life, disability, medical and dental insurance plans shall be continued, or equivalent benefits provided to him or them by the Company, at no cost to him or them, for a period of two years from the termination; and (3) any options granted to Employee which have not, by the terms of the options, vested shall be deemed to have vested at the termination, and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of the option.

                   (b) An election by Employee to terminate his employment under the provisions of this Section 16.4 shall not be deemed a voluntary termination of employment of Employee for the purpose of interrupting the provisions of any of the Company's employee benefit plans, programs or policies.

              16.5 Resignation. In the event Employee resigns without Reason prior to the expiration hereof, he shall receive any unpaid fixed salary through such resignation date and such benefits to which he is entitled by law.

              16.6 Extension of Benefits. Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to, and not in lieu of, any period for the continuation of benefits provided for by law, either at the Company's, Employee or his dependents' expense.

              16.7 Payment in Change in Control Event. In the event of a Change in Control, as hereinafter defined, the Company shall, prior to the thirtieth
(30th) day after a Change in Control:

                   (i) grant and deliver to the Employee an option (the "Severance Option") to purchase from the Company thirty thousand (30,000) shares of the

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                        Company's Common Stock, $0.01 par value per share,
                        exercisable at a price equal to the closing bid price of the Company's shares of Common Stock (as reported by Bloomberg Financial Markets on the OTC Bulletin Board or such other United States stock exchange or public trading market which is at the time the principal exchange for trading of the Common Stock) on the date of grant. The Severance Options shall be granted and treated in the same manner as the Options, and shall similarly be subject to the terms set forth in Section 5 hereto.

         17. GENERAL PROVISIONS.

              17.1 Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto. Copies of all correspondence should additionally be sent to the following:

                   If to the Company:

                   Zenascent, Inc.
                   1 World Trade Center, Suite 7967
                   New York, New York 10048

                   with a copy to:

                   Gregory Sichenzia, Esq.
                   Sichenzia, Ross & Friedman LLP
                   135 West 50th Street, 20th Floor
                   New York, New York 10020

              17.2 Benefit of Agreement and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Employee may not assign any of his rights or duties hereunder except upon the prior written consent of the Board of Directors of the Company.

              17.3 Applicable Law. This Agreement is made in and is to be governed by and construed under the laws of the State of New York.

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

              17.4 Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience of reference only and are not intended to be part of or to effect the meaning or interpretation of this Agreement.

              17.5 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

              17.6 Entire Agreement. This Agreement contains the entire Agreement of the parties, and supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that, other than the Confidentiality Agreement, no representations, inducements, promises, or Agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding.

              17.7 Amendments. This Agreement may be modified or amended only by an Agreement in writing signed by the Company and Employee.

              17.8 Waiver. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

              17.9 Representations and Warranties. Each party hereto represents and warrants that it or he has the power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.

              17.10 Compliance with Laws and Policies. Employee agrees that he will at all times comply with all applicable laws and all current and future lawful policies of the Company, not inconsistent with the intent of this agreement.

              17.11 Arbitration. Any dispute or controversy arising under or in connection with this Agreement, other than matters pertaining to injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, shall, upon the written demand of either party served upon the other party, be submitted to arbitration. Such arbitration shall be held in the City of New York, New York, and conducted in accordance with the Rules of the American Arbitration Association.

              17.12 Representation. Each of the parties hereto represents that each has read and fully understands each of the provisions as contained herein, and has been afforded the opportunity

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to review same with his attorney of choice; and further that each of the parties hereto represents that each and every one of the provisions contained in this Agreement is fair and not unconscionable to either party.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

         ZENASCENT, INC.                    EMPLOYEE

By:
   ---------------------------------        ---------------------------------
   Name:                                    Adam Goldberg
   Title:

Attest:
       -----------------------------
       Name:
       Title:
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